Exhibit (i)


                             EATON VANCE MANAGEMENT
                            The Eaton Vance Building
                                255 State Street
                                Boston, MA 02109
                            Telephone: (617) 482-8260
                            Telecopy: (617) 338-8054

                                                June 26, 2002

Eaton Vance Mutual Funds Trust
The Eaton Vance Building
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     Eaton Vance Mutual Funds Trust (the "Trust") is a voluntary association (commonly referred to as a "business trust") established under Massachusetts law with the powers and authority set forth under its Declaration of Trust dated May 7, 1984, as amended (the "Declaration of Trust").

     I am of the opinion that all legal requirements have been complied with in the creation of the Trust, and that said Declaration of Trust is legal and valid.

     The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. As provided in the Declaration of Trust, the Trustees may authorize one or more series or classes of shares, without par value, and the number of shares of each series or class authorized is unlimited. The series and classes of shares established and designated as of the date hereof are identified on Appendix A hereto.

     Under the Declaration of Trust, the Trustees may from time to time issue and sell or cause to be issued and sold shares of the Trust for cash or for property. All such shares, when so issued, shall be fully paid and nonassessable by the Trust.

     I have examined originals, or copies, certified or otherwise identified to my satisfaction, of such certificates, records and other documents as we have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, and with respect to Massachusetts law (other than the Massachusetts Uniform Securities Act), only to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, I am of the opinion that under existing law:

     1. The Trust is a trust with transferable shares of beneficial interest organized in compliance with the laws of the Commonwealth of Massachusetts, and the Declaration of Trust is legal and valid under the laws of the Commonwealth of Massachusetts.

     2. Shares of beneficial interest of the Trust registered by Form N-1A may be legally and validly issued in accordance with the Declaration of Trust upon receipt of payment in compliance with the Declaration of Trust and, when so issued and sold, will be fully paid and nonassessable by the Trust.

     I am a member of the Massachusetts bar and have acted as internal legal counsel to the Trust in connection with the registration of shares.

Eaton Vance Mutual Funds Trust
June 26, 2002
Page 2


     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 83 to the Trust's Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended.

                                Very truly yours,


                                /s/ Maureen A. Gemma
                                ------------------------------
                                Maureen A. Gemma
                                Vice President

                                                                     Appendix A

                 Established and Designated Series of the Trust

                Eaton Vance Cash Management Fund
                Eaton Vance Equity Research Fund
                Eaton Vance Floating-Rate Fund1
                Eaton Vance Floating-Rate High Income Fund1
                Eaton Vance Government Obligations Fund2
                Eaton Vance High Income Fund3
                Eaton Vance International Growth Fund
                Eaton Vance Low Duration Fund6
                Eaton Vance Money Market Fund
                Eaton Vance Municipal Bond Fund4
                Eaton Vance Strategic Income Fund2
                Eaton Vance Tax Free Reserves
                Eaton Vance Tax-Managed Equity Asset Allocation Fund6 Eaton Vance Tax-Managed Growth Fund 1.17
                Eaton Vance Tax-Managed Growth Fund 1.26
                Eaton Vance Tax-Managed International Growth Fund5
                Eaton Vance Tax-Managed Mid-Cap Core Fund6
                Eaton Vance Tax-Managed Multi-Cap Opportunity Fund5
                Eaton Vance Tax-Managed Small-Cap Growth Fund 1.12
                Eaton Vance Tax-Managed Small-Cap Growth Fund 1.26
                Eaton Vance Tax-Managed Small-Cap Value Fund6
                Eaton Vance Tax-Managed Value Fund5
                Eaton Vance Tax-Managed Young Shareholder Fund5
                Eaton Vance Insured Tax-Managed Emerging Growth Fund8 Eaton Vance Insured Tax-Managed Growth Fund8
                Eaton Vance Insured Tax-Managed International Growth Fund8 Eaton Vance Insured High Income Fund8

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Authorized classes are as follows:

        1 Advisers Class, Class B, C and I
        2 Class A, B and C
        3 Class B and C
        4 Class A, B and I
        5 Class A, B, C and D
        6 Class A, B, C, D and I
        7 Class A, B, C and I
        8 Class A and B